As filed with the Securities and Exchange Commission on May 27, 2025

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Pebblebrook Hotel Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-1055421 (IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1100 Bethesda, MD (Address of Principal Executive Offices)	20814 (Zip Code)

Pebblebrook Hotel Trust 2009 Equity Incentive Plan
(Full title of the plan)

Jon E. Bortz
Chairman, President and Chief Executive Officer
4747 Bethesda Avenue, Suite 1100
Bethesda, MD 20814
(Name and address of agent for service)

(240) 507-1300
(Telephone number, including area code, of agent for service)

With copies to:

Mark W. Wickersham, Esq.
Hunton Andrews Kurth LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
On December 10, 2009, Pebblebrook Hotel Trust (the “Registrant”) filed a registration statement on Form S-8 (File No. 333-163638) (the “Initial S-8”), relating to the registration of 1,322,625 common shares of beneficial interest, $0.01 par value per share, of the Registrant (“common shares”), to be issued from time to time in accordance with the Pebblebrook Hotel Trust 2009 Equity Incentive Plan (as amended and restated and amended to date, the “Plan”). On January 30, 2013, the Registrant filed a registration statement on Form S-8 (File No. 333-186324) (the “2013 S-8”) to register an additional 1,100,000 common shares pursuant to the Plan. On October 31, 2016, the Registrant filed a registration statement on Form S-8 (File No. 333-214345) (the “2016 S-8”) to register an additional 1,250,000 common shares pursuant to the Plan. On May 21, 2021, the Registrant filed a registration statement on Form S-8 (File No. 333-256379) (together with the Initial S-8, the 2013 S-8 and the 2016 S-8, the “Prior Registration Statements”) to register an additional 1,675,000 common shares pursuant to the Plan.
Pursuant to General Instruction E to Form S-8 the Registrant is filing this registration statement on Form S-8 for the purpose of registering an additional (i) 3,000,000 common shares to be issued from time to time in accordance with the Plan and (ii) 1,200,000 common shares to be issued from time to time in accordance with the Plan after having become reallocated to the Plan in accordance with the terms of the Plan. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Prior Registration Statements to the extent not modified or superseded hereby or by any subsequently filed document incorporated by reference herein or therein.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.Plan Information.*

Item 2.Registrant Information and Employee Plan Annual Information.*

*The document(s) containing the information specified in this Part I will be sent or given to participants in the Plan, as amended effective as of May 23, 2025, in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act).  Such documents need not be filed with the United States Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference and made a part hereof:
(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;
(b)the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 1, 2025;

(c)the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2025;
(d)the Registrant’s Current Reports on Form 8-K, filed with the SEC on February 11, 2025, March 14, 2025 (other than information that was furnished pursuant to Item 7.01 of Form 8-K and the related Exhibit 99.1) and May 23, 2025; and
(e)the description of the common shares contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on December 4, 2009.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information included in such documents that is furnished pursuant to Items 2.02 or 7.01 of Form 8-K, including any related exhibits under Item 9.01 of Form 8-K included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
5.1†	Opinion of Venable LLP as to the legality of the securities being registered.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2†	Consent of KPMG LLP.
24.1	Power of Attorney (included on signature page).
99.1	Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 2, 2012 (File No. 001-34571)).
99.2	Amendment No. 1 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, effective as of July 7, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 25, 2016 (File No. 001-34571)).
99.3	Amendment No. 2 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, effective as of February 15, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on February 22, 2017 (File No. 001-34571)).
99.4
Amendment No. 3 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, effective as of May 19, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 21, 2021 (File No. 001-34571)).

99.5	Amendment No. 4 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, effective as of May 16, 2022 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 16, 2022 (File No. 001-34571)).
99.6	Amendment No. 5 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, effective as of May 23, 2025 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2025 (File No. 001-34571)).
107†	Filing Fee Table

† Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 27th day of May, 2025.

PEBBLEBROOK HOTEL TRUST

By:	/s/ Jon E. Bortz
Name: Jon E. Bortz
Title: Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
We, the undersigned officers and trustees of Pebblebrook Hotel Trust, hereby severally constitute Jon E. Bortz and Raymond D. Martz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and trustees to enable Pebblebrook Hotel Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JON E. BORTZ	Chief Executive Officer and Chairman of the Board (principal executive officer)	May 27, 2025
Jon E. Bortz

/s/ RAYMOND D. MARTZ	Co-President, Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	May 27, 2025
Raymond D. Martz

/s/ CYDNEY C. DONNELL	Trustee	May 27, 2025
Cydney C. Donnell

/s/ RON E. JACKSON	Trustee	May 27, 2025
Ron E. Jackson

/s/ PHILLIP M. MILLER	Trustee	May 27, 2025
Phillip M. Miller

/s/ MICHAEL J. SCHALL	Trustee	May 27, 2025
Michael J. Schall

/s/ BONNY W. SIMI	Trustee	May 27, 2025
Bonny W. Simi

/s/ EARL E. WEBB	Trustee	May 27, 2025
Earl E. Webb